SCHEDULE 14A INFORMATION


                            Proxy Statement Pursuant to Section 14(a) of the
                                    Securities Exchange Act of 1934
            Filed by the Registrant [X]
            Filed by a Party other than the Registrant [ ]

            Check the appropriate box:
            [ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of
            [X]  Definitive Proxy Statement          Commission Only (as
            [ ]  Definitive Additional Materials     permitted by Rule 14a-
            [ ]  Soliciting Material Pursuant to     6(e)(2))
                 to par 240.14a-11(c) or
                 par. 240.14a-12

                                     MidSouth Bancorp, Inc.
                       ________________________________________________
                       (Name of Registrant as Specified In Its Charter)

                          Board of Directors of MidSouth Bancorp, Inc.
                       ________________________________________________
                    (Name of Person(s) Filing Proxy Statement, if other than
                                       the Registrant)

            Payment of Filing Fee (Check the appropriate box):

            [X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                  14a-6(i)(2) or item 22(a)(2) of Schedule 14A.
            [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
            [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  1) Title of each class of securities to which transaction applies:


                  2) Aggregate number of securities to which transaction applies:


                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  4)  Proposed maximum aggregate value of transaction:


                  5)  Total Fee Paid:


            [ ]   Fee paid previously with preliminary materials.

            [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)    Amount Previously Paid:

                  2)    Form, Schedule or Registration Statement No.:

                  3)    Filing Party:

                  4)    Date Filed:

            c:\sally\wp\inv-rela\share97a.wpd

                                MIDSOUTH BANCORP, INC.

                               102 Versailles Boulevard
                                  Versailles Centre
                              Lafayette, Louisiana 70501

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 14, 1997


          Lafayette, Louisiana
          April 11, 1997

               The annual meeting of shareholders of MidSouth Bancorp, Inc. ("MidSouth") will be held on Wednesday, May 14, 1997 at 2:00 p.m., local time, at MidSouth's main office, 102 Versailles Boulevard, Lafayette, Louisiana to vote upon:

               1.   The election of directors.

               2.   MidSouth's 1997 Stock Incentive Plan.

               3. Such other matters as may properly come before the meeting or any adjournments thereof.


          Only holders of record of common stock at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting.

               Your vote is important regardless  of  the  number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. YOUR PROXY MAY BE REVOKED BY APPROPRIATE NOTICE TO MIDSOUTH'S SECRETARY AT ANY TIME PRIOR TO THE VOTING THEREOF.


                                             BY ORDER OF THE BOARD
                                             OF DIRECTORS


                                             Karen L. Hail
                                                Secretary

                                MIDSOUTH BANCORP, INC.

                               102 Versailles Boulevard
                                  Versailles Centre
                              Lafayette, Louisiana 70501

                                   PROXY STATEMENT


               This Proxy Statement is furnished holders of common stock of MidSouth Bancorp, Inc. ("MidSouth") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at MidSouth's annual shareholders meeting (the "Meeting") to be held on Wednesday, May 14, 1997 at the time and place shown in the accompanying notice and at any adjournments thereof. This Proxy Statement is first being mailed to shareholders about April 11, 1997.

               Only holders of record of MidSouth common stock ("Common Stock") at the close of business on March 31, 1997 are entitled to notice of and to vote at the Meeting. On that date, MidSouth had outstanding 1,379,589 shares of Common Stock plus any shares issued on conversion of its Preferred Stock from March 21 through March 31, 1997, each of which is entitled to one vote.

               The presence, in person or by  proxy,  of  a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum. If a quorum is present, directors are elected by plurality vote and approval of MidSouth's 1997 Stock Incentive Plan (the "Plan") is determined by the vote of a majority of the voting power present at the Meeting. With respect to any other proposal that may properly come before the Meeting, MidSouth's Articles of Incorporation ("Articles") provide that if the Board has recommended it by the affirmative vote of the majority of the Continuing Directors, as defined in the Articles, then, generally, the affirmative vote of a majority of the votes cast is required to approve it, but if it is not so recommended, then the affirmative vote of 80% of the Total Voting Power, as defined in the Articles, is required to approve it. MidSouth's By-laws provide that the Continuing Directors will appoint the Judge(s) of Election and that all questions as to the qualification of voters, validity of proxies and the acceptance or rejection of votes will be decided by the Judge(s).

               Abstentions or broker  non-votes  will have no effect on the election of directors. With respect to any other proposal, abstentions will be counted as votes not cast and will have the effect of a vote against the proposal to approve the Plan and any other proposal requiring an affirmative vote of a percentage of the voting power present. Broker non-votes with respect to a particular matter will be treated as shares not voted and not present with respect to such matter, and will thus have no effect on the proposal to approve the Plan or any other proposal requiring a percentage of the voting power present but will have the effect of a vote against any proposal requiring an affirmative vote of a percentage of the Total Voting Power.

               All proxies received in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and for the proposal to approve the Plan. MidSouth does not know of any matters to be presented at the Meeting other than those described herein; however, if any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

               The enclosed proxy may be revoked by the shareholder at any time prior to its exercise by filing with MidSouth's Secretary a written revocation or a duly executed proxy bearing a later date. A shareholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on his or her behalf will be deemed to have revoked the proxy as to the matters voted upon in person.

               The cost of soliciting proxies in the enclosed form will be borne by MidSouth. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegraph, facsimile and e-mail. Banks, brokerage houses and other nominees or fiduciaries may be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and MidSouth will, upon request, reimburse them for their expenses in so acting.


                                ELECTION OF DIRECTORS

               MidSouth's Articles provide that the number of directors will be set by the By-laws, which currently provide for a Board of eight persons. The Articles also provide for three classes of directors, with one class to be elected at each annual meeting for a three-year term. At the Meeting, Class I Directors will be elected to serve until the third succeeding annual meeting and until their successors have been duly elected and qualified.

               Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the three Class I director nominees named below. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the shares represented will be voted in favor of such other nominees as may be designated by the Board. Directors will be elected by plurality vote.

               MidSouth's Articles provide that only persons nominated in accordance with the procedures in Article IV(H) of the Articles are eligible for election as directors. Other than the Board, only shareholders entitled to vote for the election of directors who have complied with these procedures may nominate a person for election. For such shareholder to do so, he or she must have given written notice to MidSouth by January 16, 1997 of the following: (1) as to each person whom he or she proposes to nominate, (a) the nominee's name, age, business address, residential address, principal occupation or employment, and the class and number of shares of MidSouth's stock of which her or she is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Rule 13d-3") and (b) any other information relating to the nominee that would be required to be disclosed in solicitations of proxies for the election of directors by Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"); and (2) as to the shareholder giving the notice, (a) his or her name and address and the class and number of shares of stock of MidSouth of which he or she is the beneficial owner (as defined in Rule 13d-3) and (b) a description of any agreements, arrangements or relationships between the shareholder and each person he or she proposes to nominate. Two inspectors, not affiliated with MidSouth, appointed by MidSouth's Secretary, will determine whether the notice provisions were met; if they determine that the shareholder has not complied with
          Article IV(H), the defective nomination will be disregarded.

               The following table sets forth certain information as of March 25, 1997 with respect to each director nominee and each director whose term as a director will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. The Board recommends a vote FOR each of the three nominees named below.


          Director Nominees for terms expiring in 2000 (Class I Directors)

                                                                     Year First
          Name                 Age       Principal Occupation      Became Director
          ____                 ___       ____________________      _______________

          C. R. Cloutier        50    President and C.E.O.,             1984
                                      MidSouth
                                      and MidSouth National Bank
                                      (the "Bank"), the wholly-
                                      owned subsidiary
                                      of MidSouth


          J. B. Hargroder, M.D. 66    Physician, retired                1984



          William M. Simmons    63    Private Investments               1984




          Directors whose terms expire in 1998 (Class II Directors)


                                                                     Year First
                                                                       Became
          Name                 Age       Principal Occupation         Director
          ____                 ___       ____________________        __________
          Will G.               49       President, Acadiana Fast       1985
          Charbonnet, Sr.                Foods Inc.
                                         (owner/operator fast food
                                         stores); Chairman of the
                                         Board, MidSouth and the
                                         Bank

          Clayton Paul          71       President, Badger Oil         1992<FN1>
          Hilliard                       Corporation



          Directors whose terms expire in 1999 (Class III Directors)

                                                                     Year First
                                                                       Became
          Name                 Age       Principal Occupation         Director
          ____                 ___       ____________________        __________
          James R. Davis, Jr.   44       Owner, Davis/Wade              1991
                                         Financial Services, LLC
                                         (1995-Present); Owner,
                                         Safe-America Security
                                         System, Baton Rouge, LA
                                         (1994 -1995); Director of
                                         Gas Supply for La.,
                                         Victoria Gas Corporation
                                         (1992 - 1993); President,
                                         Elsbury Production, Inc.
                                         (1982-1992)


          Karen L. Hail         43       Chief Financial Officer        1988
                                         and Secretary, MidSouth

          Milton B. Kidd,       48       Optometrist, Kidd Vision       1996<FN2>
          III, O.D.                      Centers


          <FN1> Mr. Hilliard also served on the boards of MidSouth and the
                Bank from 1985 to 1987.
          <FN2> Dr. Kidd, III has served on the board of the Bank since
                April 1, 1994.

                              _____________________


               During 1996, the Board held 14 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held during 1996 of the Board and committees of which he or she was a member.

               The Board has an Executive Committee, an Audit and Loan Review Committee and a Personnel Committee. The members of the Executive Committee are Messrs. Charbonnet, Cloutier and Hargroder. The Committee's duties include nominations, shareholder relations, Bank examination and Securities and
          Exchange Commission ("SEC") reporting. The Committee will consider nominees that are proposed by shareholders in accordance with the procedures, described above, in MidSouth's Articles. The Committee did not meet in 1996 as matters usually taken up by it were brought to the full Board.

               The members of the Audit and Loan Review Committee are Messrs. Davis, Kidd, and Hilliard. The Committee, which held 12 meetings in 1996, is responsible for maintaining a program of internal accounting controls and monitoring all loans and lines of credit for consistency with the Bank's loan policy.

               The members of the Personnel Committee are Messrs. Charbonnet, Davis, Hargroder, Hilliard, Kidd, III, and Simmons. The Committee, which met 3 times in 1996, is responsible for evaluating the performance and setting the compensation of MidSouth's executive officers.

               Directors of MidSouth are also directors of the Bank. Directors are entitled to fees of $200 per month for service on both boards, except for the Chairman of the Board, who receives an additional $400 per month. Each director also receives $250 for each regular meeting, and $125 for each special meeting, of the Board of the Bank and $100 for the first hour, and $50 per hour for each additional hour, of each committee meeting. Directors receive fees only for meetings they attend.

               Section 16(a) of the Exchange Act requires MidSouth's directors, executive officers and ten percent shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of MidSouth. Executive officers, directors and ten-percent shareholders are required to furnish MidSouth with copies of all the reports they file. To MidSouth's knowledge, based on a review of reports furnished to MidSouth, all required reports were filed on a timely basis.

                           SECURITY OWNERSHIP OF MANAGEMENT
                            AND CERTAIN BENEFICIAL OWNERS

          Security Ownership of Management

               The following table sets forth certain information as of March 25, 1997 concerning the beneficial ownership of MidSouth's equity securities, consisting of Common Stock and Series A
          Convertible Preferred Stock, by each director and nominee of MidSouth, by its Chief Executive Officer and Chief Financial Officer (who are also directors), and by all directors and executive officers as a group, determined in accordance with Rule 13d-3. Unless otherwise indicated, the securities are held with sole voting and investment power. The table reflects shares of Common Stock beneficially owned, and the footnotes provide information on beneficial ownership of Preferred Stock.

<CAPTIO>

                                          Amount and
                                          Nature of
                                          Beneficial        Percent
               Name and Address           Ownership<FN1>    of Class
               ________________           __________        _______


               Will G. Charbonnet, Sr.    73,297<FN2>      5.31 %


               C. R. Cloutier             84,400<FN3>      6.11%

               James R. Davis, Jr.        29,132<FN4>      2.11%


               Karen L. Hail              24,393<FN5>      1.76 %


               J. B. Hargroder, M.D.      135,506<FN6>     9.80 %


               Clayton Paul Hilliard      62,909<FN7>      4.55 %

               Milton B. Kidd, III, O.D.  60,449<FN8>      4.38 %

               William M. Simmons         47,127<FN9>      3.41 %

               All directors and         548,979          39.07 %
               executive officers as a
               group (13 persons)
       __________________________


       <FN1>   Common   Stock   held  by  MidSouth's  Directors'   Deferred
               Compensation Trust (the "Trust") is beneficially owned by its Plan Administrator, MidSouth's Executive Committee, the members of which could be deemed to share beneficial ownership with respect to all Common Stock held in the Trust (96,656 shares or 7.0% as of March 25, 1997). For each director, the table includes the number of shares held for his or her account only, while the group figure includes all shares held in the Trust at March 25, 1997. Common Stock held by MidSouth's Employee Stock Ownership Plan (the "ESOP") is not included in the table, except that shares allocated to an individual's account are included as beneficially owned by that individual. Shares which may be acquired on conversion of Preferred Stock are deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by persons beneficially owning such shares and by all directors and executive officers as a group but are not otherwise deemed to be outstanding.

       <FN2>   Includes 15,791  shares  as  to  which  he shares voting and investment power and 12,668 shares held for his account in the Trust. Mr. Charbonnet's address is 1003 Hugh Wallis Road, South, Suite F, Lafayette, Louisiana 70508.

       <FN3>   Includes 14,758 shares held by the  ESOP  for  his  account,
               42,808 shares as to which he shares voting and investment power and 15,072 shares held for his account in the Trust. Mr. Cloutier's address is P. O. Box 3745, Lafayette, Louisiana 70502.

       <FN4>   Includes  6,851  shares  as to which he  shares  voting  and investment power and 10,019 shares held for his account in the Trust.

       <FN5>   Includes 10,950 shares held for her account in the ESOP, 372 shares as to which she shares voting and investment power, and 9,890 shares held for her account in the Trust.

       <FN6>   Includes  118,256  shares  as  to which he shares voting and investment power, 13,619 shares held for his account in the Trust and 1,362 shares he has the right to acquire on conversion of 1,756 shares of Preferred Stock owned by him. Dr. Hargroder's address is P. O. Box 1049, Jennings, Louisiana 70546.

       <FN7>   Includes 55,623 shares  as  to  which  he  shares voting and investment power, and 5,765 shares held for his account in the Trust.

       <FN8>   Includes  22,488  shares  as  to which he shares voting  and investment power and 3,041 shares held for his account in the Trust.

       <FN9>   Includes  1,333  shares  as  to  which he shares voting  and investment power and 13,059 shares held for his account in the Trust.

                             ____________________

          Security Ownership of Certain Beneficial Owners

               The following table sets forth certain information as of March 25, 1997 concerning the only person other than the persons listed in the table above known to MidSouth to be the beneficial owner of more than five percent of its Common Stock, determined in accordance with Rule 13d-3.


           Name and Address               Shares Beneficially     Percent
           of Beneficial Owner                   Owned            of Class
           ___________________            ___________________     ________
           MidSouth Bancorp, Inc.             144,810 <FN1>        10.49%
           Employee Stock Ownership
           Plan, ESOP
           Trustees and ESOP
           Administrative Committee
           P. O. Box 3745
           Lafayette, LA   70502


          <FN1>     The Administrative Committee directs  the  Trustees how
                    to vote the approximately 15,212 unallocated shares of Common Stock in the ESOP as of March 25, 1997. Voting rights of the shares allocated to ESOP participants' accounts are passed through to them. The Trustees have investment power with respect to the ESOP's assets, but must exercise it in accordance with an investment policy established by the Administrative Committee. The Trustees are Donald R. Landry, an executive officer of MidSouth, and Russell Henson and Kim Cormier, Bank employees. The Administrative Committee consists of Teri S. Stelly, an executive officer of MidSouth, and Dailene Melancon, a Bank employee.

                           ______________________



                   PROPOSAL TO APPROVE THE MIDSOUTH BANCORP, INC.
                              1997 STOCK INCENTIVE PLAN


          General

               The Board believes that the growth of MidSouth depends significantly upon the efforts of its directors, officers and other key employees and that such individuals are best motivated to put forth maximum effort on behalf of MidSouth if they own an equity interest in MidSouth. In accordance with this philosophy, in February, 1997, the Board unanimously adopted MidSouth's 1997 Incentive Compensation Plan (the "Plan") and has directed that the Plan be submitted for approval by the shareholders at the Meeting.

               Officers and other key employees will be eligible to receive awards ("Incentives") under the Plan when designated by the Personnel Committee, which administers the Plan. Incentives may be granted in any one or a combination of the following forms:
          (a) incentive and non-qualified stock options, (b) stock appreciation rights, (c) restricted stock, (d) performance shares, (e) stock awards, and (f) cash awards. MidSouth currently has 7 employees who participate in the Plan.

               In addition,  the  Plan automatically grants options to non-
          employee directors of MidSouth.   See  "Options  to  Non-Employee
          Directors."

          General Purposes of the Proposal

               The Board has determined to maintain a compensation system that includes, to a significant extent, grants of equity-based incentive awards. The Board believes that providing directors and key personnel with a proprietary interest in the growth and performance of MidSouth is crucial to stimulating individual performance while enhancing shareholder value. The Board further believes that the Plan will assist MidSouth in attracting, retaining and motivating directors and key personnel in a manner that is tied to the interests of shareholders.

               Shares Issuable through the Plan.   A total of eight percent
          of the shares of Common Stock of MidSouth outstanding from time to time are authorized to be issued under the Plan. Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Committee may also amend the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. Shares of Common Stock subject to Incentives that are cancelled, terminated or forfeited, or shares of Common Stock that are issued as Incentives and forfeited or reacquired by MidSouth, will again be available for issuance under the Plan.

               On March 25, 1997, the closing sales price for a share of Common Stock, as reported on the American Stock Exchange, was $11.25.

               Administration of the Plan. The Committee administers the Plan and has plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

               Amendments to the Plan. The Board may amend or discontinue the Plan at any time. However, MidSouth anticipates that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued under the Plan or materially modify the eligibility requirements, will be submitted to the holders of Common Stock for their approval. Except in limited circumstances, no amendment or discontinuance may change or impair any previously granted Incentive without the consent of the recipient thereof.

               Types of Incentives.  The Committee will be authorized under the Plan to grant stock options, restricted stock, stock appreciation rights, performance shares, stock awards and cash awards, each of which is described below.

               Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options to employees, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of an option will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years. The Committee may approve the purchase by MidSouth of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by such option.

               The option exercise price may be paid in cash, in shares of Common Stock, in a combination of cash and shares of Common Stock, through a broker-assisted exercise arrangement or in such other manner as may be authorized by the Committee. If an optionee exercises an option while employed by MidSouth or a subsidiary and pays the exercise price with previously owned shares of Common Stock, the Committee may grant to the optionee an additional option to purchase the same number of shares as were surrendered at an exercise price equal to the fair market value of the Common Stock on the date of grant.

               Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the "Code").

               Restricted  Stock.  Shares of Common Stock may be granted by the Committee to an eligible employee and made subject to restrictions regarding their sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Committee may designate in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to MidSouth in the event of termination of employment. Subject to the restrictions provided in the participant's agreement and the Plan, a participant receiving restricted stock will have all of the rights of a shareholder as to such shares.

               Stock Appreciation Rights. A stock appreciation right, or "SAR," is a right to receive, without payment to MidSouth, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined by the Committee. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option. A SAR granted in conjunction with a stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

               The Plan confers on the Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as any stock option to which it relates.

               Upon exercise of a SAR, the holder is entitled to receive an amount equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

               Performance Shares. Performance Shares consist of the grant by MidSouth to an eligible participant of a contingent right to receive shares of Common Stock or cash with or without any payment by the participant. Each performance share will be subject to the achievement of performance objectives by MidSouth, a business unit, a department or a subsidiary by the end of or within a specified period. The number of shares granted and the performance criteria will be determined by the Committee. The award of performance shares will not create any rights in a participant as a shareholder of MidSouth until the issuance of shares of Common Stock with respect to an award. Performance shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or forfeited.

               Stock Awards. Shares of Common Stock may be awarded by MidSouth to an eligible participant as a stock award. The number of shares awarded pursuant to any stock award will be determined by the Committee.

               Cash Awards. A cash award may be made by MidSouth to an eligible participant as additional compensation for services provided to MidSouth. Payment may depend on the achievement of specified performance objectives by MidSouth or the individual or may relate to the tax obligation imposed on a participant as the result of the grant, vesting or exercise of another Incentive. The amount of any monetary payment constituting a cash award will be determined by the Committee.

               Termination of Employment. If a participant ceases to be an employee, of MidSouth for any reason, including death, any Incentive may be exercised, will vest or will expire at such time or times as may be determined by the Committee in the Incentive agreement with the participant.

               Loans to Participants. The Committee may authorize the extension of a loan to a participant by MidSouth to cover the participant's tax liability that arises in connection with an Incentive. The terms of the loan will be determined by the Committee.

               Change of Control. If (a) MidSouth is not the survivor in a merger, consolidation or other reorganization, (b) it sells, leases or exchanges all or substantially all of its assets, (c) it is to be dissolved or liquidated, (d) any person or entity, other than an employee benefit plan of MidSouth or a related trust, acquires or gains control of more than 30% of its outstanding shares of Common Stock or (e) in connection with a contested election of directors, the persons who were directors of MidSouth before the election no longer are a majority of the Board (collectively, "corporate changes"), all outstanding Incentives will automatically become exercisable and vested, all performance criteria will be waived, and the Committee will have authority to take several actions regarding outstanding Incentives. Within certain time periods, it may (i) require that all outstanding options and SARs remain exercisable only for a limited time, after which they will terminate, (ii) require the surrender of some or all outstanding options and SAR's in exchange for a cash or Common Stock payment for each option or SAR equal in value to the per share change of control value, calculated as described on the Plan, over the exercise price,
          (iii) make any equitable adjustment to outstanding Incentives as it deems necessary to reflect the corporate change or (iv) provide that an option or SAR shall become an option or SAR relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if he or she had been the holder of record of the number of shares of Common Stock then covered by such options or SARs.

               The Board believes that providing the Committee with the choices outlined above will permit the Committee to review all relevant tax, accounting and other issues relating to the treatment of outstanding Incentives at the time of the corporate change, and thereby enable the Committee to choose the treatment that will best serve the participants and MidSouth. Although the automatic vesting of Incentives and the actions permitted to be taken by the Committee in the event of a change of control could discourage a takeover of MidSouth, these provisions have not been included for the purposes of making MidSouth a less attractive takeover target.

               Transferability of Incentives. Options, SARs and performance shares are not transferable except (a) by will, (b) by the laws of descent and distribution, (c) pursuant to a domestic relations order or (d) to family members, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee after considering tax and securities law consequences and if so provided in the Incentive agreement.

          Stock Options Granted to Employees

               The following incentive stock options have been granted to the persons named in the table below, subject to shareholder approval of the plan at the Meeting. If the Plan is not approved, all of these options will be forfeited.

               The options have an exercise price of $11.25 per share, the fair market value of such shares as determined by the Committee as of the date of grant, and will expire on February 27, 2007, or earlier in the event of termination of employment, death or disability. All options will be exercisable in 20% annual increments beginning one year after the date of grant.

                  OPTIONS TO EMPLOYEES UNDER THE 1997 INCENTIVE PLAN


                                                 Number of Shares
                                                    Subject to
                           Name                   Stock  Options
                           ____                   ______________
                           C. R. Cloutier              15,000

                           Karen L. Hail               10,000

                           Donald R. Landry             7,500

                           William R. Snyder            5,000

                           Teri S. Stelly               2,500

                           Jennifer S. Fontenot         2,500

                           Sally D. Gary                1,000
                                                       ______

                                   Total               43,500

          Stock Options to Non-Employee Directors

               Directors who are not also full-time employees of MidSouth ("Non-Employee Directors") have been granted, and any person who becomes a Non-Employee Director in the future will be automatically granted at such time, a non-qualified option to purchase up 6,500 shares of Common Stock at fair market value on the date of grant, exercisable in annual 20% increments beginning one year from the date of grant. Non-Employee Directors are not eligible to receive any other Incentive under the Plan. Generally, the terms of the Plan described above will apply to such options, except that (i) the Committee has no power to accelerate any options, (ii) transfer of options other than in specified situations, may be permitted only by the full Board and
          (iii) all unexercisable options at the time a Non-Employee Director terminates Board service for any reason will expire, and all exercisable options at the time must be exercised within 6 months of termination for death, disability or retirement after age 65, and within 90 days for any other reason.

               The table under "Election of Directors" lists the directors of MidSouth, each of whom received Non-Employee Director options under the Plan, other than Mr. Cloutier and Ms. Hail, at an exercise price of $11.25 per share, the fair market value of a share of Common Stock on the date of grant. A total of 39,000 shares of Common Stock underlying the options granted to the Non-Employee Directors.

          Federal Income Tax Consequences

               Under existing federal income tax provisions, a participant who receives stock options, SARs or performance shares or who receives shares of restricted stock that are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will MidSouth normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

               When a non-qualified stock option granted pursuant to the Plan is exercised, the recipient will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of the shares of Common Stock on the exercise date, and MidSouth will be entitled to a deduction in the year the option is exercised equal to the amount the recipient is required to treat as ordinary income.

               An employee, consultant or advisor generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may subject the holder of the option to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed to the extent it exceeds federal regular individual income tax, and it is intended to ensure that individual taxpayers who have economic income do not avoid income tax by taking advantage of exclusions, deductions and credits for regular tax purposes. An optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the optionee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "required holding periods"). An optionee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. MidSouth will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the optionee disposes of the Common Stock received upon exercise before the expiration of the required holding period.

               If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

               When a SAR is exercised, the participant will recognize ordinary income in the year the SAR is exercised equal to the value of the appreciation that he is entitled to receive pursuant to the formula previously described, and MidSouth will be entitled to a deduction in the same year and in the same amount.

               An employee who receives restricted stock or performance shares will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, MidSouth will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by MidSouth.

               A participant who receives a stock award under the Plan consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and MidSouth will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income. A participant who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash award will be deductible by MidSouth.

               If, upon a change in control of MidSouth, the exercisability or vesting of an Incentive granted under the Plan is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares, if any, may be characterized as Parachute Payments (within the meaning of Section 280G of the
          Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment, and MidSouth will be denied any deduction with respect to such Excess Parachute Payment.

               The Plan permits a participant to elect to have a sufficient number of shares withheld to satisfy the participant's withholding tax obligation with respect to the grant or vesting of an Incentive.

               The summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

          Vote Required

               The Board of Directors has unanimously approved the Plan. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting. The Board of Directors unanimously recommends that you vote for approval of the Plan.

                   EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

          Summary of Executive Compensation

               The following table shows all compensation awarded to, earned by or paid to MidSouth's Chief Executive Officer, C. R. Cloutier, and Chief Financial Officer, Karen L. Hail, for all services rendered by them in all capacities to MidSouth and its subsidiaries for 1996. No other executive officer of MidSouth had total annual salary and bonus exceeding $100,000 for the year.


                                                                      Long-Term Compensation
                                                     ______________________________________________________
                                                                 Re-
                                                      Other    stricted   Securities
      Name and                                       Annual    Stock      Underlying   LTIP     All Other
      Principal                  Salary     Bonus    Compen-   Award(s)    Option(s)  Payouts  Compensation
      Position          Year    ($)<FN1>   ($)<FN2>  sation($)   ($)        SARs($)     ($)       ($)<FN3>
      ________          ____    ________   ________  ________  ________   __________  _______  ____________

     C. R. Cloutier       1996   $124,075   $17,586      0         0          0        0         $7,311
     Chief Executive      1995   $119,450   $19,445      0         0          0        0          5,865
      Officer             1994   $111,517   $15,071      0         0          0        0          9,165

     Karen L. Hail        1996   $ 88,600   $11,104      0         0          0        0         $7,143
     Chief Financial      1995   $ 85,100   $12,235      0         0          0        0          5,520
      Officer             1994   $ 85,074   $ 8,417      0         0          0        0          3,732
     ________________________


<FN1> Includes director fees of $13,075 and $12,850  for 1996; $11,950 and $11,600 for 1995;  and  $11,900  and  $12,000  for  1994  for
      Mr.  Cloutier  and  Ms.  Hail, respectively.

<FN2> Awarded pursuant to the Incentive Compensation Plan of the Bank.

<FN3> Consists of an estimated $6,484 contributed by MidSouth to the ESOP for the accounts of each of Mr. Cloutier and Ms. Hail, and $827 and $659 paid by MidSouth in insurance premiums for term life insurance for the benefit of Mr. Cloutier and Ms. Hail, respectively.

                          ____________________________


          Option Exercises and Holdings

           The following table sets forth information with respect to MidSouth's Chief Executive Officer, C. R. Cloutier, and Chief Financial Officer, Karen L. Hail, concerning their exercise of options during 1996 and unexercised options held as of December 31, 1996. As of December 31, 1996, no other officers of MidSouth held options to purchase shares of MidSouth. See "Stock Options Granted to Employees" for information as to options granted after December 31, 1996.

                         AGGREGATED OPTION EXERCISES IN 1996
                      AND OPTION VALUES AS OF DECEMBER 31, 1996


                          No. of                 Number of Securities        Value of Unexercised
                          Shares                 Underlying Unexercised    In-the-Money Options/SARs
                        Acquired on    Value         Options/SARs            Realized Options/SARs at
        Name             Exercise     Realized   December 31, 1996 <FN1>        December 31, 1996
        ____            __________    ________  __________________________  __________________________
                                                Exercisable  Unexercisable  Exercisable  Unexercisable
     C. R.  Cloutier     14,000       $93,943         0           0              0            N.A.


     Karen L. Hail       10,000       $77,225         0           0              0            N.A.



           Employment and Severance Contracts with Named Executive Officers

           Mr. Cloutier and Ms. Hail each have a written employment agreement with the Bank for a term of one year, beginning February 15th of each year. The agreements are automatically extended for one year every year thereafter beginning on the termination date, unless written notice of termination is given by any party to the agreement not later than 60 days before the termination date. Pursuant to the contract, Mr. Cloutier and Ms. Hail receive term life insurance equal to four times their annual salary payable to a beneficiary of their choice and disability insurance of not less than two-thirds of their annual salary. Mr. Cloutier's and Ms. Hail's contracts have a severance provision which entitles them to one year's salary if the agreement is terminated by the Bank, unless they are removed by a regulatory body.

          Certain Transactions

           Directors, nominees and executive officers of MidSouth and their associates have been customers of, and have borrowed from, the Bank in the ordinary course of business, and such transactions are expected to continue in the future. In the opinion of MidSouth's management, such transactions have been on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.


                            RELATIONSHIP WITH INDEPENDENT
                                  PUBLIC ACCOUNTANTS

           MidSouth's consolidated financial statements for 1996 were audited by Deloitte & Touche, LLP, and the Board has appointed it to audit MidSouth's financial statements for 1997. Representatives of Deloitte & Touche, LLP are not expected to be present at the meeting.

                                SHAREHOLDER PROPOSALS

           Eligible shareholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1998 annual meeting must forward such proposal to the Secretary of MidSouth at the address listed on the first page of this Proxy Statement in time to arrive at MidSouth before January 15, 1998.


          ANY SHAREHOLDER MAY BY WRITTEN REQUEST OBTAIN WITHOUT CHARGE A COPY OF MIDSOUTH'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, WITHOUT EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO SALLY D. GARY, INVESTOR RELATIONS, MIDSOUTH BANCORP, INC., P. O. BOX 3745, LAFAYETTE, LOUISIANA 70502.


                                         By Order of the Board of Directors



                                            Karen L. Hail
                                              Secretary


          Lafayette, Louisiana
          April 11, 1997

          SAMPLE BALLOT FOR MIDSOUTH BANCORP, INC. ANNUAL MEETING TO BE HELD ON 5-14-97 AT 2:00 P.M. CDT FOR HOLDERS AS OF MARCH 31, 1 97- CUSIP NO. 598039105


          1.   Election of Class I Directors
               Nominees:  C. R. Cloutier
                          J. B. Hargroder, M.D.
                          William M. Simmons

               ___ FOR all nominees listed except as marked to the contrary

               ___  WITHHOLD authority for all nominees

               ___ If you wish to withhold authority to vote for certain of the nominees listed, strike through the nominee(s) names.

          2.   Approval of MidSouth's 1997 Stock Incentive Plan

               ___  FOR

               ___  AGAINST

               ___  ABSTAIN
          3. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                              This  proxy will be voted  as
                                              specified.   If  no  specific
                                              directions  are  given,  this
                                              proxy will be voted  FOR  the
                                              nominees    named   and   FOR
                                              approval  of the  1997  Stock
                                              Incentive Plan.

                                              Please sign  exactly as name
                                              appears on the certificate or
                                              certificates  representing
                                              shares  to be voted  by  the
                                              proxy.   When signing   as
                                              executor,    administrator,
                                              attorney, trustee or guardian,
                                              please give full  title  as
                                              such.   If  a corporation,
                                              please  sign  in  full
                                              corporate  name  by president
                                              or other authorized  persons.
                                              If a  partnership,  please
                                              sign in partnership name by
                                              authorized persons.

                                              Dated:___________________1997

                                              _____________________________
                                                 Signature of Shareholder


                                              _____________________________
                                               Signature (if jointly owned)

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THIS PROXY CARD TO THE
                                              COMPANY PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.



                                        PROXY
                                MIDSOUTH BANCORP, INC.
                                     May 14, 1997
                            Annual Meeting of Shareholders

             THIS PROXY IS SOLOCITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned hereby appoints Raymond F. Mikolajczyk and Barbara Hightower, or any of them, proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of MidSouth Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of the shareholders of the Company to be held on May 14, 1997 and at any and all adjournments thereof.



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